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                                                                   Exhibit 99.5

                          CONSENT OF MICHAEL R. CARPER



January 2, 2002

Dear Sir or Madam:

     I consent to act as a director of Cogent Communications Group, Inc. ("Cogent") following the merger of Allied Riser Communications Corporation into a wholly-owned subsidiary of Cogent, and to the inclusion in the Registration Statement of Cogent and in the Proxy Statement/Prospectus which is a part of the Registration Statement, of my name as a proposed director of Cogent.


                                            Very truly yours,


                                            /s/ MICHAEL R. CARPER
                                            ---------------------
                                            Michael R. Carper